Exhibit 99.1

Alamo Completes Acquisition of KYTX Group of Companies

Acquisition Includes 71 Wells Located on approximately 4,040 Acres, Drilling Assets, and Provides a Platform for Alamo to Become a Significant player in the Appalachian Basin

LONDON – April 13, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce that it has executed definitive agreements to acquire the KYTX group of companies.  Under the terms of the deal, Alamo will pay Range Kentucky Holdings LLC in a cash plus stock deal valued at $6.775 million.

The KYTX group of companies, located in Knox County, Kentucky in the midst of the prolific Appalachian basin, is comprised of KYTX Oil & Gas LLC, KYTX Pipeline LLC, and KYTX Drilling Company LLC.

The assets acquired include 71 wells located on approximately 4,040 acres, all of which are held by production, a strategic 23-mile pipeline network capable of handling up to 9,000,000 mcf connected into the Delta pipeline system and a drilling company with one drilling rig, one service rig and associated well-servicing equipment.

Allan Millmaker, Chief Executive Officer, commented: “The KYTX acquisition creates a solid platform for Alamo to make the transition from ‘non-operator’ to ‘operator’ and become a significant player in the Appalachian Basin. We believe the shallow gas assets provide a stable, long-life revenue stream whilst giving a growth potential on the acreage. The KYTX infrastructure and resources will enable Alamo to increase production and allow us continue to pursue our aggressive growth strategy in the region.”

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Investor Relations
Adam Holdsworth
+1 212-825-3210
ir@alamoenergycorp.com